                                                               Exhibit 99(g)(vi)

                           Scudder Value Series, Inc.

July 30, 2005

Ms. Jean S. Carr
State Street Bank and Trust Company
Lafayette Corporate Center
Legal Division LCC/2S
2 Avenue de Lafayette
Boston, MA 02111

       RE:  SCUDDER VALUE SERIES, INC. - SCUDDER-DREMAN MID CAP VALUE FUND

Ladies and Gentlemen:

This is to advise you that Scudder Value Series, Inc. ("the Fund") has established a new series of shares to be known as Scudder-Dreman Mid Cap Value Fund effective August 1, 2005. In accordance with the Additional Funds provision of Section 18 of the Custodian Contract, dated as of March 17, 2004, between the Fund and State Street Bank and Trust Company, by this letter the Fund hereby requests that you act as Custodian for the new series under the terms of the aforementioned contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one copy for your records.

                                         Sincerely,

                                         Scudder Value Series, Inc.
                                         on behalf of:
                                         Scudder-Dreman Mid Cap Value Fund

                                         By:
                                         ---------------------------------------

                                         Name: John Millette
                                         ---------------------------------------

                                         Title: Secretary, Duly Authorized
                                         ---------------------------------------

AGREED AND ACCEPTED:

STATE STREET BANK AND TRUST COMPANY

By:
    -------------------------------
Name:  Joseph L. Hooley
Title: Executive Vice President          Effective Date:_________________, 2005